SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 24, 2001

                             BEDFORD HOLDINGS, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

New Jersey                       000-25561                  13-3901466
(State or other jurisdiction of  (Commission File Number)   (IRS Employer
incorporation)                                              Identification No.)

                 300 Blaisedell Road, Orangeburg, New York 10962
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (845) 398-1844

                                       NA
          (Former name or former address, if changed since last report)


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Item 2: Acquisition or Disposition of Assets.

On May 24, 2001, the Company purchased all outstanding membership units of ItradeCurrency.Com, LLC, a privately held limited liability company which acts as a broker and dealer in foreign exchange transactions in "over the counter" spot foreign currency transactions. In addition to brokerage transactions, ItradeCurrency.Com, acts as a counterparty to customers who are not eligible contract participants as defined in the Commodities Exchange Act, as amended. Under recent amendments to the Commodities Exchange Act, those acting as counterparties to customers who are not eligible contract participants cease to be exempt from regulation by the Commodities Futures Trading Corporation if they are not affiliated with regulated financial institutions or associated persons of a broker-dealer that is subject to regulation under the Securities Exchange Act of 1934 ("Exchange Act") . The Company believes that following the transaction Itrade will continue to be exempt from CFTC regulation, as it will be an associated person of Allen & Pierce securities, a subsidiary of the Company and a broker subject to regulation under the Exchange Act.

The Company acquired these membership interests from two individual members of Itrade. The number of shares ultimately to be issued to the Itrade members in exchange for the Itrade membership units is to be determined at the end of the twelfth calendar month after the closing. Initially, the number is one million. If revenues of Itrade during the 12 months following closing have exceeded $2 million, then the number of Bedford Shares so issued will be increased to 1.5 million. If at that time the revenues of Itrade during the 12 months following closing have been less than $200,000, then the number of Bedford Shares so issued will be reduced to 100,000.

As part of the exchange Agreement, the Company agreed to appoint one designee of the former Itrade members to its Board of Directors.

Itrade's assets consist primarily of approximately $7 million in deposits with its clearing broker and marketable securities, which are offset by deposits payable to Itrade's customers. In addition, assets include a trademark and computer hardware and software used in Itrade's brokerage and trading operations.

Following the acquisition Itrade will move its headquarters to the Company's corporate officers and Itrade will continue to be managed by one or both of its previous members on a substantially autonomous basis, but subject to supervision by the Company in accordance with the requirements of the Exchange Act. The parties anticipate that a substantial amount of the profits of Itrade will be paid out to its managers as incentive compensation, with the revenues retained by the Company representing compensation for the facilities in the Company will be providing to Itrade and for the Company's supervisory activities. In the event that the Company undergoes a change in control, and in certain other events, the principals of Itrade will be entitled to repurchase the membership units by surrendering the consideration paid to them by the Company for those units.

Item 7. Financial Statements and Exhibits.


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The required financial statements and pro forma financial statements are to be filed within 60 days from the date of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          BEDFORD HOLDINGS, INC.


                                          By:/s/ Leon Zapoll
                                          -------------------------------------
                                          Leon Zapoll, Chairman, President

Dated: June 10, 2001

Exhibits

2 Exchange Agreement dated as of May 24, 2001.